                                                                      EXHIBIT 12

                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------

                                                    Nine Months Ended       Three Months Ended
                                                    September 30, 2001      September 30, 2001
                                                    ------------------      ------------------
Earnings before income taxes                               $ 2,444               $   920

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                  (22)                   (8)
Dividends from less than 50% owned
   affiliates                                                   20                     1
Fixed charges                                                1,302                   295
Interest capitalized, net of amortization                       (3)                   (2)
                                                           -------               -------

Earnings available for fixed charges                       $ 3,741               $ 1,206
                                                           =======               =======

Fixed charges:

Interest incurred:
   Interest expense                                        $ 1,201               $   261
   Capitalized interest                                          5                     2
                                                           -------               -------
                                                             1,206                   263

Portion of rent expense deemed to represent
   interest factor                                              96                    32
                                                           -------               -------

Fixed charges                                              $ 1,302               $   295
                                                           =======               =======

Ratio of earnings to fixed charges                             2.9                   4.1
                                                           =======               =======

                                                                      EXHIBIT 12

                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               ------------------

                                                                         Years Ended December 31,
                                        --------------------------------------------------------------------------------------------
                                          2000                1999                 1998                 1997                  1996
                                        -------              -------              -------              -------               ------
Earnings before income taxes            $ 3,415              $ 3,040              $ 2,999              $ 3,083              $ 2,756

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                         (50)                 (51)                 (28)                 (28)                 (42)
Dividends from less
   than 50% owned
   affiliates                                12                   10                    9                   10                    6
Fixed charges                               710                  646                  638                  593                  639
Interest capitalized,
   net of amortization                       --                   (2)                  (1)                  (3)                  (4)
                                        -------              -------              -------              -------              -------
Earnings available for
   fixed charges                        $ 4,087              $ 3,643              $ 3,617              $ 3,655              $ 3,355
                                        =======              =======              =======              =======              =======

Fixed charges:
Interest incurred:
   Interest expense                     $   615              $   547              $   549              $   500              $   540
   Capitalized interest                       3                    4                    3                    5                    6
                                        -------              -------              -------              -------              -------

                                            618                  551                  552                  505                  546
Portion of rent expense
   deemed to represent
   interest factor                           92                   95                   86                   88                   93
                                        -------              -------              -------              -------              -------

Fixed charges                           $   710              $   646              $   638              $   593              $   639
                                        =======              =======              =======              =======              =======
Ratio of earnings to
   fixed charges                            5.8                  5.6                  5.7                  6.2                  5.3
                                        =======              =======              =======              =======              =======